UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2020

CHINA UNITED INSURANCE SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54884	30-0826400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan

(Address of principal executive offices)

+8862-87126958

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 10, 2020, Ms. Yung Chi Chuang resigned as the Chief Financial Officer (the “CFO”) of China United Insurance Service, Inc. (the “Company”), effective immediately. Ms. Chuang resigned from her position with the Company for her personal reasons and not as a result of any disagreement related to the Company’s operations, accounting policies, or practices.

On August 10, 2020, the Company and Ms. Mei-Guan (Joyce) Yeh entered into an engagement agreement (the “CFO Engagement Agreement”), pursuant to which Ms. Yeh was appointed as the new Chief Financial Officer of the Company, effective immediately. Ms. Yeh, 51 years old, has extensive experience in accounting management and corporate finance. From November 2019 till August 2020, Ms. Yeh worked at the Finance System & Project Department of Standard Chartered Bank (Taiwan). Previously from April 2015 to June 2019, Ms. Yeh served as the Head of Finance at Schroder Investment Management (Taiwan) Ltd. Ms. Yeh earned a bachelor degree in International Trade from National Taipei College of Business in 1989 and was awarded a bachelor degree in Accounting from Fu-Jen University in 1991. Ms. Yeh is a certified public accountant in both Taiwan and the United States.

In accordance with the CFO Engagement Agreement, Ms. Joyce Yeh shall perform her duties customarily associated with the CFO position, including without limitation preparing the Company’s financial statements and overseeing the internal accounting procedures. Pursuant to the CFO Engagement Agreement, the Company shall pay Ms. Yeh a monthly salary of 170,000 NTD, or 2,040,000 NTD (equivalent to approximately $69,416) annually, and make contributions to Ms. Yeh’s accounts at Taiwan Mandatory Provident Fund and Taiwan National Insurance as required by the laws and regulations in Taiwan. In addition, Ms. Joyce Yeh shall be entitled to Company’s profit sharing/ bonus scheme, when applicable, depending on the Company’s profits and Ms. Yeh’s performance, and vacation days per the Company’s policy as set forth in the CFO Engagement Agreement. The CFO Engagement Agreement may be terminated at any time by either Party with advance notice. The CFO Engagement Agreement contains the 12-month non-solicitation and 12-month non-competition provisions.

The foregoing description of the CFO Engagement Agreement is qualified by reference to the full text of the CFO Engagement Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	The CFO Engagement Agreement dated August 10, 2020

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA UNITED INSURANCE SERVICE, INC.

Date: August 12, 2020

By:	/s/ Yi-Hsiao Mao
Name:	Yi-Hsiao Mao
Title:	Chief Executive Officer